Alliance One International, Inc.
Page 1
EXHIBIT 99.1

Alliance One International, Inc. Tel: 919 379 4300 8001 Aerial Center Parkway Fax: 919 379 4346 Post Office Box 2009 www.aointl.com Morrisville, NC 27560-2009 USA
NEWS RELEASE	Contact:	Joel L. Thomas
(919) 379-4300
March 7, 2007

Alliance One International, Inc. Announces Closing of Private Offering of $150 Million of 8.5% Senior Notes Due 2012

Morrisville, NC – Alliance One International, Inc. (NYSE: AOI), a leading independent leaf tobacco merchant, today announced that it has closed on the sale of $150 million in aggregate principal amount of unsecured 8.5% senior notes due 2012.  The senior notes were sold at 99.507% of their face amount.  Alliance One will use the proceeds of the issuance to repay outstanding borrowings under its existing senior secured term loans.

The senior notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release contains forward-looking statements.  Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under the heading of Risk Factors listed from time to time in the Company's filings with the Securities and Exchange Commission.